STATEMENT OF CHANGE

Charter Number: 44538986D

Name: SOFTWARE EFFECTIVE SOLUTIONS CORP.

ADDRESSES:

The street address (not a P.O. Box only) of the corporation's registered office is:
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

The street address (not a P.O. Box) of the corporation's principal office is:
6500 RIVER PLACE BLVD, BUILDING 7, SUITE 250
AUSTIN, TX, 70163

Mailing Address:
6500 RIVER PLACE BLVD, BUILDING 7, SUITE 250
AUSTIN, TX, 70163

AGENTS:

Agent Name:
UNITED AGENT SERVICES LLC
1100 POYDRAS ST., #2900
NEW ORLEANS, LA, 70163

OFFICERS/DIRECTORS:

Officer/Director Name:
ANNA TANG (SECRETARY/TREASURER, DIRECTOR)
5467 5B AVENUE
DELTA, BC, V4M1K6

JOSE GABRIEL DIAZ (PRESIDENT, DIRECTOR)
6500 RIVER PLACE BLVD, BUILDING 7, SUITE 250
AUSTIN, TX, 78730

The filing of a false public record, with the knowledge of its falsity, is a crime, subjecting the filer to fine or imprisonment or both under R.S. 14:133.

TO BE ELECTRONICALLY SIGNED BY AUTHORIZED INDIVIDUAL.
ELECTRONIC SIGNATURE: ANNA TANG (3/22/2022)
TITLE: DIRECTOR